Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-222783) of ADT Inc. of our report dated March 15, 2018 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Certified Public Accountants
Fort Lauderdale, Florida
March 15, 2018

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-222783) of ADT Inc. of our report dated March 31, 2016, except for the effects of disclosing loss per share information as discussed in Note 14 to the consolidated financial statements, as to which the date is September 28, 2017, relating to the financial statements and financial statement schedule of Protection One, Inc., which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 15, 2018